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                                                                    Exhibit 3.01


                              AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION OF
                               REALMED CORPORATION


                                    ARTICLE 1
                                      Name

         The name of the Corporation is RealMed Corporation.

                                    ARTICLE 2
                     Registered Office and Registered Agent

         The street address of the Corporation's registered office in Indiana and the name of its registered agent at that office are 510 E. 96th Street, Suite 400, Indianapolis, IN 46240 and Robert J. Hicks.

                                    ARTICLE 3
                                     Purpose

         The Corporation is formed for the purpose of engaging in any lawful business.

                                    ARTICLE 4
                                     Shares

         4.1. Amount. The Corporation has authority to issue Five Hundred Million (500,000,000) shares of capital stock ("Stock").

         4.2. Preferred Stock. The Corporation has the authority to issue up to Fifty Million (50,000,000) of the initial Five Hundred Million (500,000,000) shares as a separate and single class of shares known as "Preferred Stock," which may be issued in one or more series. The Board of Directors of the Corporation is vested with authority to determine and state the designations, preferences, limitations, relative rights and voting rights, if any, of each such series by the adoption and filing in accordance with the Indiana Business Corporation Law (the "Act"), before the issuance of any shares of such series, of an amendment or amendments to these Articles determining the terms of such series, which amendment need not be approved by the shareholders or the holders of any class or series of shares except as provided by law. All shares of Preferred Stock of the same series shall be identical with each other in all respects and the Board of Directors shall designate each series to distinguish it from all other series of stock.

         4.3. Common Stock. Of the Five Hundred Million (500,000,000) shares the Corporation has authority to issue, Four Hundred Fifty Million (450,000,000) shares will constitute a separate class of shares known as Common Stock, which

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shall  have no par value and may be issued in one or more  series.  The class of
Common Stock authorized hereby has unlimited voting rights and is entitled to receive the net assets of the Corporation upon dissolution. The holders of shares of Common Stock have the right, voting separately by class, to cast one vote for each duly authorized, issued and outstanding share of Common Stock held by them upon each question or matter in respect of which, under the Act, such holders are entitled to vote by class. Such holders also have the right to cast one vote for each duly authorized, issued and outstanding share of Common Stock held by them upon each question or matter submitted generally to the holders of shares of the Corporation in respect of which, under the Act, voting by class or by series is not required.

         4.4. Distributions. The Board of Directors has authority to authorize and direct in respect of the issued and outstanding shares of Preferred Stock and Common Stock (i) the payment of dividends and the making of other distributions by the Corporation at such times, in such amounts and forms, from such sources and upon such terms and conditions as it may, from time to time with respect to each class of stock, determine subject only to the restrictions, limitations, conditions and requirements imposed by the Act, other applicable laws and these Articles, as the same may, from time to time, be amended, and
(ii) the making by the Corporation of share dividends and share splits, pro rata and without consideration, in shares of the same class or series or in shares of any other class or series without obtaining the affirmative vote or the written consent of the holders of the shares of the class or series in which the payment or distribution is to be made.

         4.5. Acquisition of Shares. The Board of Directors has authority to authorize and direct the acquisition by the Corporation of the issued and outstanding shares of Preferred Stock and Common Stock at such times, in such amounts, from such persons, for such considerations, from such sources and upon such terms and conditions as it may, from time to time, determine, subject only to the restrictions, limitations, conditions and requirements imposed by the Act, other applicable laws and these Articles, as the same may, from time to time, be amended.

         4.6. Record Ownership of Shares or Rights. The Corporation, to the extent permitted by law, shall be entitled to treat the person in whose name any share or right of the Corporation is registered on the books of the Corporation as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or right on the part of any other person, whether or not the Corporation shall have notice thereof.

                                    ARTICLE 5
                         Board of Directors of Directors

         5.1 Number. The number of directors of the Corporation shall not be fewer than seven (7) nor more than fifteen (15), and shall be fixed, from time to time, by resolution of the Board of Directors. The Code of Bylaws may provide for a classified board of directors. Directors need not be shareholders of the Corporation. Subject to express limitations contained in these Articles, (i) the business and affairs of the corporation shall be managed under the direction of

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the  Board of  Directors,  and (ii) the  Board of  Directors  shall  have  full, exclusive and absolute power, control and authority over any and all property of the Corporation. The Board of Directors may take any action as in its sole judgment and discretion is necessary or appropriate to conduct the business and
affairs  of  the   Corporation   without  any  action  by  shareholders  of  the
Corporation, on behalf of the Corporation.

         5.2. Vacancies. Except as may be expressly provided by law, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office.

         5.3. Removal. Subject to the rights, if any, of holders of one or more classes or series of Preferred Stock to elect one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 70% of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Any director may be removed from office at any time for cause by the affirmative vote of a majority of the Board.

         5.4. Amendment, Repeal. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 70% of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article 5.

                                    ARTICLE 6
                          Meetings of the Shareholders

         6.1. Place of Meetings. All meetings of shareholders of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the respective notices or waivers of notice thereof.

         6.2. Annual Meeting. The annual meeting of shareholders for the purpose of electing directors and transacting such other business as may properly come before the meeting shall be set each year by resolution of the Board of Directors. Failure to hold the annual meeting shall not work any forfeiture or a dissolution of the Corporation or affect the validity of any corporate action.

         6.3. Special Meetings. Special meetings of the shareholders may be called by the Chief Executive Officer, President or by the Board of Directors, or, for so long as the Corporation has 50 or fewer shareholders, upon written demand by the shareholders holding not less than one-fourth of all the outstanding shares of the Corporation entitled to vote on the business proposed to be transacted at the meeting.

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         6.4.  Notice of  Meetings  and  Waiver.  A written or  printed  notice, stating the place, day and hour of the meeting, and in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary or by the officers or persons calling the meeting, to each shareholder of the Corporation at the time entitled to vote, at such address as appears upon the records of the Corporation, no fewer than ten nor more than sixty days before the date of the meeting. Notice of any such meeting may be waived in writing by any shareholder, before or after the date and time stated in the notice, if the waiver is delivered to the Corporation for inclusion in the minutes for filing with the corporate records. Attendance at a meeting, in person or by proxy, waives objection to lack of notice or defective notice of the meeting unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting the business at the meeting.
Further,   a  shareholder's   attendance  at  a  meeting  waives   objection  to
consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

         6.5.     Voting at Meetings.

                  (a) Voting Rights. Except as otherwise provided by law or by the provisions of the Articles of Incorporation, every holder of Common Stock of the Corporation shall have the right at all meetings of the shareholders of the Corporation to one vote for each share of Common Stock standing in his name on the books of the Corporation.

                  (b) Proxies. A shareholder may vote, either in person or by proxy executed as provided by the Act by the shareholder or a duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months, unless a shorter or longer time is expressly provided in the appointment form.

                  (c) Quorum. At any meeting of shareholders, a majority of the shares outstanding and entitled to vote on the business to be transacted at such meeting, represented in person or by proxy, shall constitute a quorum.

         6.6. Action by Shareholders Without Meeting. Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if the action is taken by all shareholders entitled to vote on the action and is evidenced by one or more written consents describing the action taken, signed by all shareholders entitled to vote on the action and delivered to the Corporation for inclusion in the minutes for filing with the Corporation's records.

        6.7. Participation in Meetings by Means of Conference or Other Similar Communications Equipment. Any shareholder may participate in an annual or special meeting of the shareholders by, or through the use of, any means of communication by which all shareholders participating may simultaneously hear each other during the meeting. A shareholder participating in such a meeting by this means is deemed to be present in person at the meeting.

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        6.8.  Amendment, Repeal.  Notwithstanding  anything  contained in these
Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 70% of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article 6.

                                    ARTICLE 7
                                 Indemnification

         7.1. Definitions. Terms defined in Chapter 37 of the Act (IND. CODE Sections 23-1-37, et seq.) which are used in this Article 7 shall have the same definitions for purposes of this Article 7 they have in such chapter of the Act.

         7.2. Indemnification of Directors and Officers. The Corporation shall indemnify any individual who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise whether or not for profit, against liability and expenses, including attorneys fees, incurred by him in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, in which he is made or threatened to be made a party by reason of being or having been in any such capacity, or arising out of his status as such, except (i) in the case of any action, suit, or proceeding terminated by judgment, order, or conviction, in relation to matters as to which he is adjudged to have breached or failed to perform the duties of his office and the breach or failure to perform constituted willful misconduct or recklessness; and (ii) in any other situation, in relation to matters as to which it is found by a majority of a committee composed of all directors not involved in the matter in controversy (whether or not a quorum) that the person breached or failed to perform the duties of his office and the breach or failure to perform constituted willful misconduct or recklessness. The Corporation may pay for or reimburse reasonable expenses incurred by a director or officer in defending any action, suit, or proceeding in advance of the final disposition thereof upon receipt of (i) a written affirmation of the director's or officer's good faith belief that such director or officer has met the standard of conduct prescribed by Indiana law; and (ii) an undertaking of the director or officer to repay the amount paid by the Corporation if it is ultimately determined that the director or officer is not entitled to indemnification by the Corporation.

         7.3. Other Employees or Agents of the Corporation. The Corporation may, in the discretion of the Board of Directors, fully or partially provide the same rights of indemnification and reimbursement as hereinabove provided for directors and officers of the Corporation to other individuals who are or were employees or agents of the Corporation or who are or were serving at the request of the Corporation as employees or agents of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise whether or not for profit.

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         7.4.     Nonexclusive  Provision.  The  indemnification  authorized under this Article 7 is in addition to all rights to indemnification granted by Chapter 37 of the Act (IND. CODE Sections 23-1-37, et seq.) and in no way limits the indemnification provisions of such Chapter.

                                    ARTICLE 8
                  Provisions for Certain Business Combinations

         8.1.     Vote Required.

                  (a) Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or these Articles of Incorporation, and except as otherwise expressly provided in Section 8.2:

                           (1) Any merger or consolidation or any similar transaction of the Corporation or any Subsidiary (as hereinafter defined) with (A) any Interested Shareholder (as hereinafter defined), or (B) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder;

                           (2) Any  sale,  lease,  exchange,  mortgage,  pledge,
                  transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of Ten Million Dollars ($10,000,000) or more;

                           (3) The  issuance or transfer by the  Corporation  or
                  any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of Ten Million Dollars ($10,000,000) or more;

                           (4) The  adoption  of any plan or  proposal  for the
                  liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

                           (5) Any reclassification of securities (including any
                  reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any

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                  Subsidiary  which  is  directly  or  indirectly  owned  by any
                  Interested Shareholder or any Affiliate of any Interested Shareholder;

         shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class (it being understood that for purposes of this Article 8, each share of the Voting Stock shall have the number of votes granted to it pursuant to
         Article 4 of these Articles of Incorporation). Such affirmative vote shall be required, notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

                  (b) Definition of "Business Combination." The term "Business Combination" as used in this Article 8 shall mean any transaction that is referred to in any one or more of paragraphs (1) through (5) of clause (a) of this Section 8.1.

         8.2. When Higher Vote is Not Required. The provisions of Section 8.1 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Articles of Incorporation, if all of the conditions specified in either of the following clauses (a) or (b) are met:

                  (a) Approval by Continuing Directors. The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined).

                  (b) Price and Procedure Requirements. All of the following conditions shall have been met:

                           (1) The  aggregate  amount  of the  cash and the Fair
                  Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following:

                                    (A) The highest  per share price  (including
                           any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholders for any shares of Common Stock acquired by it (i) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (ii) in the transaction in which it became an Interested Shareholder, whichever is higher;

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                                    (B) The  Fair  Market  Value  Per  Share  of
                           Common Stock on the Announcement  Date or on the date
                           on  which  the  Interested   Shareholder   became  an
                           Interested Shareholder (such latter date is referred to in this Article 8 as the "Determination Date"), whichever is higher; and

                                    (C) The price  per  share  equal to the Fair
                           Market Value per share of Common Stock determined pursuant to clause (b)(1)(B) above, multiplied by the ratio of (i) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers= fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date to (ii) the Fair Market Value per share of Common Stock on the first day in such two-year period upon which the Interested Shareholder acquired any shares of Common Stock.

                           (2) The  aggregate  amount  of the  cash and the Fair
                  Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class or series of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this clause (b)(2) shall be required to be met with respect to every class of outstanding Voting Stock whether or not the Interested Shareholder has previously acquired any Shares of a particular class of Voting Stock):

                                    (A) The highest  per share price  (including
                           any brokerage commissions, transfer taxes and soliciting dealers= fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it (i) within the two-year period immediately prior to the Announcement Date or (ii) in the transaction in which it became an Interested Shareholder, whichever is higher;

                                    (B)  The  highest  preferential  amount  per
                           share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                                    (C) The Fair Market  Value per share of such
                           class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                                    (D) The price  per  share  equal to the Fair
                           Market Value per share of such class of Voting Stock determined pursuant to clause (b)(2)(C) above,

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                           multiplied  by the ratio of (i) the highest per share
                           price (including any brokerage commissions, transfer taxes and soliciting dealers= fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date or
                           (ii) the Fair Market Value per share of such class of Voting Stock on the first day in such two-year period upon which the Interested Shareholder acquired any shares of such class of Voting Stock.

                           (3) The  consideration to be received by holders of a
                  particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class of Voting Stock. If the Interested Shareholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

                           (4) After such  Interested  Shareholder has become an
                  Interested Shareholder and prior to the consummation of such Business Combination:

                                    (A) except as  approved by a majority of the
                           Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock;

                                    (B) there  shall have been (i) no  reduction
                           in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (ii) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and

                                    (C) such Interested  Shareholder  shall have
                           not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction that results in such Interested Shareholder becoming an Interested Shareholder.

                           (5) After such  Interested  Shareholder has become an
                  Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances,

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                  guarantees,  pledges or other financial  assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                           (6) A proxy or information  statement  describing the
                  proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

         8.3.     Certain Definitions.  For the purposes of this Article 8:

                  (a) A "person" shall include any individual, firm, corporation or other entity. When two or more persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring voting stock of the Company, such partnership, syndicate or group shall be deemed a "person."

                  (b) "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

                           (1) is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock;

                           (2) is an  Affiliate  of the  Corporation  and at any
                  time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

                           (3) Is an assignee of or has  otherwise  succeeded to
                  any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                  (c)      A person shall be a "beneficial owner" of any Voting
                  Stock:

                           (1) which such person or any of its  Affiliates or
                  Associates (as hereinafter defined) beneficially owns, directly or indirectly;

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                           (2) which  such  person or any of its  Affiliates  or
                  Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or

                           (3) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                  (d) For the purpose of determining whether a person is an Interested Shareholder pursuant to clause (b) of this Section 8.3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of clause (c) of this Section 8.3, but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                  (e) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

                  (f) "Subsidiary" means any corporation or other entity of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation or which the Corporation controls through equity ownership or otherwise; provided, however, that for the purposes of the definition of Interested Shareholders set forth in clause (b) of this Section 8.3, the term "Subsidiary" shall mean only a corporation or other entity of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

                  (g) "Continuing Director" means any member of the Board of Directors of the Corporation who is unaffiliated with the Interested Shareholder and was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board of Directors.

                  (h)      "Fair Market Value" means:

                           (1) In the case of stock,  the highest  closing  sale
                  price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange listed stock, or if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the

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                  principal United States securities  exchange  registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotation of a share of such stock as determined by the Board of Directors in good faith; and

                           (2) In the case of property other than cash or stock,
                  the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

                  (i) In the event of any Business Combination in which the Corporation survives, the phrase "other consideration to be received" as used in clauses (b)(1) and (2) of Section 8.2 shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock by the holders of such shares.

         8.4 Powers of the Board. A majority of the directors of the Corporation shall have the power and duty to determine for the purposes of this Article 8, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Shareholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another and (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of Ten Million Dollars ($10,000,000) or more.

         8.5. No Effect on Fiduciary Obligations of Interested Shareholders. Nothing contained in this Article 8 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

         8.6. Amendment, Repeal, etc. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of 80% or more of the voting power of the shares of the then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt provisions inconsistent with, this Article 8 of these Articles of Incorporation.






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